Exhibit 10.4

REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of September 7, 2016, is entered into between Curis, Inc., a Delaware corporation (the “Company”), and Aurigene Discovery Technologies Limited, a company organized under the laws of India (the “Purchaser”).
BACKGROUND
WHEREAS, the Company has agreed to issue to the Purchaser 10,208,333 shares (the “Initial Shares”) of the Company’s Common Stock, $0.01 par value per share (“Common Stock”) and has granted an option to purchase Top-Up Shares (as defined in the Purchase Agreement (defined below), and together with the Initial Shares, the “Shares”), each on the terms and subject to the conditions set forth in that certain Common Stock Purchase Agreement, dated as of September 7, 2016 (the “Purchase Agreement”), by and between the Company and the Purchaser, as consideration under that certain First Amendment to Collaboration, License and Option Agreement dated as of September 7, 2016; and
WHEREAS, the Company and the Purchaser desire to provide for certain arrangements with respect to the registration of the Registrable Securities (as defined below) under the Securities Act of 1933, as amended (the “Securities Act”).
NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:
1.Certain Defined Terms.
(a)    “Person” means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association or other entity.
(b)    “Prospectus” means (i) the prospectus included in any Registration Statement contemplated by this Agreement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.
(c)    “Registrable Securities” means (a) the Initial Shares, (b) the Top-Up Shares, if and at such time as such Top-Up Shares are issued to Purchaser pursuant to the terms of the Purchase Agreement, and (c) any shares of Common Stock issued or issuable with respect to the Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement covering such securities has been declared effective by the SEC and such securities have been disposed of pursuant to such effective Registration Statement, (ii) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 promulgated under the Securities Act (or any similar provisions then in force) under the Securities Act are met, (iii) such securities are otherwise transferred and such securities may be resold without subsequent registration under the Securities Act, or (iv) such securities shall have ceased to be outstanding.
(d)    “Registration Statement” means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.
(e)    “SEC” means the U.S. Securities and Exchange Commission.
2.Registration Statements.

(a)        Resale Registration Statement. The Company, after each Closing Date (as such term is defined in the Purchase Agreement) and, in any event, on or prior to the ninetieth (90th) day following such Closing Date (and if such day falls on a Saturday, a Sunday or a national holiday, then the next business day thereafter) (the “Filing Deadline”), shall prepare and file with the SEC a Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of Registration Statement as is then available to effect a registration for resale of all of the Registrable Securities on a continuous basis by means of a shelf registration), covering the resale of all of the Registrable Securities relating to the shares issued on such Closing Date (the “Resale Registration Statement”); provided, however, that if the Filing Deadline shall fall during a period that the Company may not file a registration statement under the Securities Act until such time as it files with the SEC its updated financial statements, then the Filing Deadline shall be no later than twenty (20) days after the filing date of such updated financial statements with the SEC. Subject to Section 4(c), the registration of the Resale Registration Statement pursuant to this Section 2(a) shall be effected by means of a shelf registration on a delayed or continuous basis in accordance with the provisions of Rule 415 promulgated under the Securities Act (“Rule 415”).
(b)        Demand Registration.
(i)    At any time after six (6) months after the date of issuance of the Initial Shares or Top-up Shares, as applicable, the Purchaser may request registration under the Securities Act of all or any portion of its Registrable Securities on a Form S-3 registration statement (or any successor to such form) (or, if Form S-3 is not then available, on such form of registration statement as is then available to effect a registration of the Registrable Securities pursuant to this subsection (b)(i)) (each a “Demand Registration”), provided that, for the sake of clarity, the Company shall not be required to effect a Demand Registration with respect to any Registrable Securities that are then subject to the lock-up agreement set forth in Section 6 of the Purchase Agreement (the “Lock-up Agreement”). Each request for a Demand Registration shall specify the approximate number of Registrable Securities required to be registered. Upon receipt of a Demand Registration request, the Company shall cause a Form S-3 registration statement (or any successor to such form) (or, if Form S-3 is not then available, on such form of registration statement as is then available to effect a registration of the Registrable Securities pursuant to this subsection (b)(1)) to be filed within forty-five (45) days after the date on which such request was received by the Company. The Company shall not be required to effect a Demand Registration more than two (2) times for the Purchaser; provided, however, that a Registration Statement shall not count as a Demand Registration requested under this Section 2(b)(i) unless and until it has become effective and the Purchaser is able to register and sell at least seventy-five percent (75%) of the Registrable Securities requested to be included in such registration.
(ii)    If the Purchaser requests a Demand Registration and elects to distribute the Registrable Securities covered by its request in an underwritten offering, the Purchaser shall so advise the Company as a part of its request made pursuant to Section 2(b)(i). The Company shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering; provided, however, that such selection shall be subject to the consent of the Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned.
(iii)    The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned. If a Demand Registration involves an underwritten offering and the managing underwriter of the requested Demand Registration advises the Company and the Purchaser in writing that, in its opinion, the number of shares of Common Stock proposed to be included in the Demand Registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such underwritten offering and/or the number of shares of Common Stock proposed to be included in such registration would adversely affect the price per share of the Registrable Securities proposed to be sold in such underwritten offering, the Company shall include in such Demand Registration (A) first, the number of shares of Common Stock that the Purchaser proposes to sell, and (B) second, the number of shares of Common Stock proposed to be included therein by any other Persons (including shares of Common Stock to be sold for the account of the Company and/or other holders of Common Stock) allocated among such Persons in such manner as they may agree. If the managing underwriter determines that less than all of the Registrable Securities proposed to be sold by the Purchaser can be included in such offering, then the Registrable Securities of the Purchaser to be included in such underwritten offer shall equal the number of securities which the Purchaser is advised by the managing underwriter can be sold in such offering.
3.Piggyback Registration.
(a)        Whenever the Company proposes to register any shares of its Common Stock under the Securities Act (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 is applicable, or a registration statement on Form S-4, S-8 or any successor form thereto or another form not available for registering the Registrable Securities for sale to the public), whether for its own account or for the account of one or more stockholders of the Company, and the form of Registration Statement to be used may be used for the registration of Registrable Securities (each a “Piggyback Registration”), the Company shall give prompt written notice (in any event no later than thirty (30) days prior to the filing of such Registration Statement) to the Purchaser of its intention to effect such a registration and, subject to Section 3(b) and Section 3(c), shall include in such registration all Registrable Securities with respect to which the Company has received, within fifteen (15) days after the Company’s notice has been given to the Purchaser, a written request from the Purchaser for inclusion; provided that, for the sake of clarity in no event shall the Company be required to include Registrable Securities in such Piggyback Registration to the extent that such Registrable Securities are then subject to the Lock-up Agreement. A Piggyback Registration shall not be considered a Demand Registration for purposes of Section 2(b) of this Agreement.
(b)        If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriter advises the Company and the Purchaser (if the Purchaser has elected to include Registrable Securities in such Piggyback Registration) in writing that in its opinion the number of shares of Common Stock proposed to be included in such registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, and/or any other marketing or other factors dictate that a limitation be imposed with respect to the number of shares of Common Stock proposed to be included in such registration, the Company shall include in such registration (i) first, the number of shares of Common Stock that the Company proposes to sell; (ii) second, the number of shares of Common Stock requested to be included therein by the Purchaser; and (iii) third, the number of shares of Common Stock requested to be included therein by holders of Common Stock (other than the Purchaser), allocated among such holders in such manner as they may agree.
(c)        If a Piggyback Registration is initiated as an underwritten offering on behalf of a holder of Common Stock other than the Purchaser, and the managing underwriter advises the Company in writing that in its opinion the number of shares of Common Stock proposed to be included in such registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, and/or any other marketing or other factors dictate that a limitation be imposed with respect to the number of shares of Common Stock proposed to be included in such registration, the Company shall include in such registration (i) first, the number of shares of Common Stock requested to be included therein by the holder(s) requesting such registration and by the Purchaser, allocated pro rata among such holders on the basis of the number of shares of Common Stock (on a fully diluted, as converted basis) and the number of Registrable Securities, as applicable, owned by all such holders or in such manner as they may otherwise agree; and (ii) second, the number of shares of Common Stock requested to be included therein by other holders of Common Stock, allocated among such holders in such manner as they may agree.
(d)        The Company shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with any offering relating to any Piggyback Registration.

4.Requirements of the Company.
(a)        In connection with the filing by the Company of any Registration Statement, the Company shall furnish to the Purchaser (i) a copy of the Prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and (ii) such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities.
(b)        The Company shall use its reasonable best efforts to cause each Registration Statement contemplated by this Agreement to be declared effective or become effective as soon as practicable following the filing thereof with the SEC. The Company shall notify the Purchaser in writing after any Registration Statement is declared effective.
(c)        If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under Rule 415, or requires the Purchaser to be named as an “underwriter” in such Registration Statement, if the Company believes, upon its reasonable determination and upon the advice of counsel, that the Registrable Securities are eligible for registration under Rule 415 or that the Purchaser is not an “underwriter” for the purposes of the Securities Act and the registration, as applicable, then the Company shall use its reasonable best efforts to persuade the SEC that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering by or on behalf of the Company (i.e., the issuer) for the purposes of Rule 415, and/or that the Purchaser is not an “underwriter,” as applicable, in which event the Purchaser shall provide to the Company, in writing, all information reasonably requested by the Company to support the Purchaser’s contention that it is not an “underwriter.” The Purchaser shall have the right to participate or have its counsel participate in any meetings or discussions with the SEC regarding the SEC’s position (unless in the reasonable opinion of the Company or its counsel, such participation will be to the detriment to the Company in that it may cause undue delays in the registration process or for other reasons) and to comment or have its counsel comment on any written submission made to the SEC with respect thereto. No such written submission regarding the foregoing specifying the Purchaser shall be made to the SEC to which the Purchaser’s counsel reasonably objects. The Company shall not agree to name the Purchaser as an “underwriter” in such Registration Statement without the prior written consent of the Purchaser. In the event that, despite the Company’s reasonable best efforts and compliance with the terms of this Section 4(c), the SEC refuses to alter its position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415, or requires the Purchaser to be named as an “underwriter” in such Registration Statement, then the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”); and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities, in each case as the SEC may require to assure the Company’s compliance with the requirements of Rule 415. Upon the SEC’s initial declaration that the Registration Statement is effective, the Company shall no longer have any obligations under this Agreement to register the Cut Back Shares.
(d)        In the event of any stock split, stock dividend or transaction with respect to the Registrable Securities that increases the number of Registrable Securities, if a then-effective Registration Statement does not cover the resale of such additional number of Registrable Securities, the Company shall amend or supplement any Registration Statement to cover such additional number of Registrable Securities.
(e)        The Company shall use its best efforts to register or qualify the Registrable Securities covered by any Registration Statement under the securities laws of each state of the United States; provided, however, that the Company shall not be required in connection with this Section 4(e) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.
(f)        If the Company has delivered preliminary or final Prospectuses to the Purchaser and, after having done so, the Prospectus is amended or supplemented to comply with the requirements of the Securities Act, the Company shall promptly notify the Purchaser and, if requested by the Company, the Purchaser shall immediately cease making offers or sales of shares under the applicable Registration Statement and return all Prospectuses to the Company. The Company shall promptly provide the Purchaser with revised or supplemented Prospectuses and, following receipt of the revised or supplemented Prospectuses, the Purchaser shall be free to resume making offers and sales under the applicable Registration Statement.

(g)        The Company shall advise the Purchaser promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of any Registration Statement or of the initiation or threat of any proceeding for that purpose, and it will promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.
5.Requirements of the Purchaser. The Company shall not be required to include any Registrable Securities in any Registration Statement contemplated by this Agreement unless:
(a)        the Purchaser furnishes to the Company, in writing, such information regarding the Purchaser and the proposed sale of the Registrable Securities by the Purchaser as the Company may reasonably request in writing in connection with such Registration Statement or as shall be required in connection therewith by the SEC or any state securities law authorities; and
(b)        the Purchaser shall have provided to the Company a written agreement to indemnify the Company and each of its directors and officers against, and hold the Company and each of its directors and officers harmless from, any losses, claims, damages, expenses or liabilities (including reasonable attorneys fees) to which the Company or such directors and officers may become subject by reason of any statement or omission in such Registration Statement made in reliance upon, or in conformity with, a written statement by the Purchaser furnished pursuant specifically for use in preparation of such Registration Statement; provided, however, that the Purchaser’s obligation to indemnify the Company shall be limited to the net amount received by the Purchaser from the sale of the Registrable Securities.
6.Suspension. The Company may suspend the use of any Registration Statement or Prospectus (a “Suspension”) by the Purchaser if the Company determines in good faith that such Suspension is necessary to (A) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time, in the good faith opinion of the Company’s Board of Directors, would be materially detrimental to the Company or its stockholders for a registration to be effected at such time; (B) amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein; or (C) amend or supplement the affected Registration Statement or Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, in each case of clauses (A) through (C), that the Company shall (a) promptly notify the Purchaser in writing of such Suspension and the reasons therefor, but shall not disclose to the Purchaser any material non-public information giving rise to a Suspension under clause (A); (b) advise the Purchaser in writing to cease all sales under the Registration Statement or Prospectus until the end of the Suspension; and (c) use its reasonable best efforts to terminate such Suspension as promptly as practicable. The Company may not exercise its rights pursuant to this Section 6 for more than ninety (90) days in the aggregate in any twelve (12) month period.
7.Expenses. Except as set forth below, the Company will pay all of the expenses incurred in connection with complying with this Agreement (whether or not any Registration Statement or Prospectus becomes final or effective), including, without limitation: all registration, filing and printing fees, the Company’s counsel and accounting fees and expenses, costs and expenses associated with clearing the Registrable Securities for sale under applicable state securities laws (including, without limitation, fees, charges and disbursements of counsel in connection with such clearance), all listing fees, expenses incurred by the Company in connection with any “road show” and reasonable fees, charges and disbursements of counsel to the Purchaser. The Company shall not be required to pay or reimburse the Purchaser for any underwriting discounts or commissions and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.
8.Indemnification. The Company agrees to indemnify and hold harmless the Purchaser against any losses, claims, damages, expenses or liabilities to which the Purchaser may become subject by reason of any untrue statement of a material fact contained in any Registration Statement or any omission to state therein a fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon information furnished to the Company by or on behalf of the Purchaser for use in such Registration Statement. The Company shall have the right to assume the defense and settlement of any claim or suit for which the Company may be responsible for indemnification under this Section 8.

9.Termination. All of the Company’s obligations to register the Registrable Securities under this Agreement shall terminate on the earlier of (a) the fifth (5th) anniversary of the date of this Agreement or (b) the date on which all of the Registrable Securities have been sold by the Purchaser.
10.Assignment of Rights. This Agreement, and the rights and obligations of the Purchaser hereunder, may be assigned by the Purchaser to any affiliate of the Purchaser to whom the Registrable Securities may be transferred pursuant to the terms of the Purchase Agreement, and such transferee shall be deemed a “Purchaser” for the purposes of this Agreement; provided that such transferee provides written notice of such assignment to the Company and agrees to be bound in writing hereby.
11.Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
12.Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the parties hereto shall be entitled to specific performance of the agreements and obligations of the parties hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.
13.Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to the conflicts of law provisions thereof).
14.Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally, via electronic mail, or via a reputable express courier, with charges prepaid, to the address set forth below or to such other address of which the parties may have given notice. Unless otherwise specified herein, such notices or other communications shall be deemed received one business day after personal delivery or electronic delivery, or three business days after being sent, if sent by reputable express courier.
If to the Company:

Curis, Inc.
4 Maguire Road
Lexington, Massachusetts 02421
Attention: President and Chief Executive Officer
Facsimile: (617) 503-6500

With a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP
7 World Trade Center
New York, NY 10007
Attention: Steven D. Singer, Esq.
Facsimile: (212) 230-8888

If to the Purchaser:

Aurigene Discovery Technologies Limited
39-40, KIADB Industrial Area
Phase II, Electronic City Hosur Road
Bangalore - 560100 Karnataka
India
Attention: CSN Murthy, Chief Executive Officer
Facsimile: (91) 80 2852 6285

15.Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. The parties may amend or modify this Agreement, in such manner as may be agreed upon, only by a written instrument executed by the parties hereto.
16.Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures.
17.Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
CURIS, INC.

By:	/S/ ALI FATTAEY
Ali Fattaey
President and Chief Executive Officer

AURIGENE DISCOVERY TECHNOLOGIES LIMITED

By:	/S/ CSN MURTHY
CSN Murthy
Chief Executive Officer

[Signature Page to Registration Rights Agreement]